Exhibit 10.2

Immune Pharmaceuticals Announces Leadership Transition

FORT LEE, NJ (March 7, 2019) - Immune Pharmaceuticals, Inc. (OTC PINK: IMNPQ) (“Immune” or the “Company”), a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases, announced that Gary Rabin has been appointed as President and interim Chief Executive Officer (CEO) and a member of the Board of Directors. He succeeds Tony Fiorino, MD, PhD, Immune’s former President and interim CEO, who has resigned as an officer of the Company but will remain a Director. On February 17, 2019, the Company filed a filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (Case No. 19-13273).

Dr. Fiorino noted “At this point in time, Immune needs executive leadership well-versed in corporate restructuring, asset sales and the bankruptcy process. The Company is fortunate to have found Gary Rabin, who brings a wealth of relevant experience to the table. Gary has previously served as a consultant to the Company and has a deep understanding of the Company’s programs, capital structure, restructuring efforts to date, and the chapter 11 process. In my ongoing role as a Director, I intend to focus on the Company’s efforts to sell or partner the Company’s clinical assets.”

Gary H. Rabin, 53, has a 32-year career in finance, investing, biotechnology management, and financial restructuring. He has been the Managing Member of Vine Holdings Group since 2015. Previously he was the Chairman and CEO of Advanced Cell Technology, Inc., a biotechnology company in the cell therapy industry, where he led a successful financial turnaround. He has also been the portfolio manager of three hedge funds in the tech/media/telecom sector. From 1987 until 2002, he was a media and telecom investment banker for some of the world’s largest investment banking firms including CIBC, ING Barings, UBS and First Boston.

About Immune Pharmaceuticals, Inc.

Immune Pharmaceuticals Inc. is a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases. Immune's lead program, bertilimumab, is a first-in-class, human monoclonal antibody that targets eotaxin-1, a chemokine that plays a role in immune responses and attracts eosinophils to the site of inflammation. By blocking eotaxin-1, bertilimumab may prevent the migration and activation of eosinophils and other cells, thus blocking an important inflammatory pathway active in a variety of allergic and immune diseases. Bertilimumab has shown promising clinical activity in bullous pemphigoid and has been studied in other conditions including allergic rhinitis and ulcerative colitis, and may have application in other diseases, including atopic dermatitis, asthma, and other diseases. For more information, please visit www.immunepharma.com and connect with the Company on Twitter, LinkedIn, and Facebook.

Safe Harbor Statements Regarding Forward Looking Statements

The statements in this news release made by representatives of Immune relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties. There is no assurance that the Company will be able to successfully restructure its operations, effect sales of or partnerships for its clinical assets on terms acceptable to the Company, if at all, or emerge from bankruptcy as a going concern. Immune undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Immune's filings with the Securities and Exchange Commission, including those discussed in Immune's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports filed on Form 8-K.

Investor Contact

Investors@immunepharma.com

SOURCE Immune Pharmaceuticals Inc.